UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 14, 2006
RailAmerica, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32579	65-0328006

(Commission File Number)	(IRS Employer Identification No.)
5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Offices) (Zip Code)
(561) 994-6015
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 14, 2006, RailAmerica, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, RR Acquisition Holding LLC, a Delaware limited liability company (“Parent”), and RR Acquisition Sub Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).
     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”), other than shares owned by the Company, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $16.35 in cash, without interest.
     The Merger Agreement contains a “no-shop” restriction on the Company’s ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. The Merger Agreement includes a “fiduciary-out” provision that allows the Company, under certain circumstances, to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals.
     The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that upon termination under specified circumstances, the Company and Parent will be required to pay to each other a termination fee of $20 million.
     Consummation of the Merger is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada), the Investment Canada Act (Canada) and any other applicable pre-clearance requirement of any foreign competition law, and the approval or exemption of the Surface Transportation Board. Consummation of the Merger is also subject to the approval of the Company stockholders.
     The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
     The Board of Directors of the Company has unanimously approved the Merger Agreement. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. was engaged to advise the Board of Directors of the Company and, on November 14, 2006, delivered an opinion to the Board of Directors that, as of the date of the opinion, the merger consideration to be received by the stockholders of the Company entitled to receive same, pursuant to the Merger Agreement, is fair from a financial point of view to the holders of shares of Common Stock of the Company.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

     Important Additional Information Regarding the Merger will be Filed with the Securities and Exchange Commission.
     In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Michael J. Howe, telephone (561) 994-6015 or on the Company’s website at www.railamerica.com.
     The Company and its directors, executive officers and certain other member of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on April 17, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the Proxy Statement relating to the proposed Merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from the Company at: Michael J. Howe, telephone (561) 994-6015 or on the Company’s website at www.railamerica.com.
Item 7.01. Regulation FD Disclosure.
     On November 15, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
     (d) The following exhibits are being furnished herewith:

Exhibit No.	Description
2.8	Agreement and Plan of Merger by and among RailAmerica, Inc., RR Acquisition Holding LLC and RR Acquisition Sub Inc., dated as of November 14, 2006. *

99.1	Press release, dated November 15, 2006, issued by RailAmerica, Inc.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.
Date: November 15, 2006	By:	/s/ Michael J. Howe
		Name:	Michael J. Howe
		Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

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